UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

CHARGING ROBOTICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-2274999
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Raul Wallenberg Street, Tel Aviv, Israel	6971916
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-291059

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Charging Robotics Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder, contained under the heading “Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 000-56253) as filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2025, that is incorporated by reference into the Registrant’s Registration Statement on Form S-1 (File No. 333-291059) as originally filed with the Commission on October 24, 2025, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Charging Robotics Inc.

By:	/s/ Yakov Baranes
Name:	Yakov Baranes
Title:	Chief Executive Officer

Dated: December 22, 2025

2